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                                                                    EXHIBIT 10.5
                                   ASSIGNMENT

     This Assignment ("Assignment") is entered into this 27th day of January, 2000 by and between Harry J. Tiffany, III ("Assignor") and CardXX, Inc., a Nevada corporation ("Assignee").

                                    RECITALS

     A. Assignor is the owner and inventor of certain technology and intellectual property ("IP") as described on Exhibit A attached hereto.

     B. Assignee desires to acquire rights to the IP upon the terms and conditions set forth herein.

     C. Assignee is granting Assignor a security interest by a separate Security Agreement of even date herewith (the "Security Agreement") in the IP to secure the payment of the amounts due from Assignee to Assignor under this Assignment.

IT IS AGREED:

     1. Assignment. In consideration of the issuance and delivery of 700,000 shares of Assignee's common stock and a payment of $600,000 to be paid by Assignee to Assignor on or before March 31, 2000 together with an additional payment of $200,000 to be paid on or before January 1, 2001 (together with interest on such cash payments from the date each payment is due until paid at the rate of 10% per annum), Assignor hereby grants to Assignee and Assignee hereby accepts an assignment of the IP. Assignor has supplied Assignee with drawings, specifications, instructions, manuals and other documentation pertaining to the IP which Assignee is currently using in the conduct of its business. Assignor makes no express or implied warranties of merchantability or fitness for a particular purpose and Assignee accepts the IP as is.

     2. Ownership. Assignor hereby represents and warrants that, to the best of Assignor's knowledge and belief, Assignor is the legal and beneficial owner of the IP free and clear of all liens or other encumbrances, pledges, assignments, licenses and shop rights.

     IN WITNESS WHEREOF, this Assignment is made the date first above written.


                                        /s/ Harry J. Tiffany, III
                                        ---------------------------------
                                        Harry J. Tiffany, III